UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2008

BIOPHAN TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-26057	82-0507874
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

15 Schoen Place, Pittsford, New York 14534
 (Address of principal executive offices) (Zip Code)

Copies to:
Gregory Sichenzia, Esq.
Andy Smith, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement.

On April 20, 2009, the parties to settlement agreements, including Biophan Technologies, Inc., a Nevada corporation (the “Company”), and its majority owned European affiliate Biophan Europe GmbH, executed and delivered those settlement agreements and additional documentation required thereunder to be delivered by the parties in order to accomplish the following:

•	The Company is relieved of any further commitment for the funding of Biophan Europe GmbH.
•	All past claims between the Company and aMRIs Patente Verwaltungs GmbH & Co. (“AMP”) are settled, including $271,435 of aged payables.
•	All claims between the various parties have been settled, released and waived.
•	The Company reduces its ownership in Biophan Europe GmbH from 51% to 20%.
•	Prof. Andreas Melzer will acquire the majority ownership of Biophan Europe GmbH.
•	The intellectual property holding company, AMP, shall merge with the operating company Biophan Europe GmbH in order to consolidate the operating entity with the intellectual property holding entity.
•
The Company´s exclusive license of the AMP technology relating to the magnetic resonance imaging and safety and image compatibility technologies, including Patent Rights, Know-how and Clinical IP is terminated except that the rights sublicensed to Boston Scientific Scimed (BSS) are maintained.

•	The Company continues to be obligated
o	to pay $29,300 and grant 150.000 shares of the Company’s stock to Tomovation GmbH;
o	to pay $91,000 to Biophan Europe GmbH; and
o
to continue paying the license fees and patent costs due to AMP for the period after December 31, 2008, through the duration of the Agreement, under the AMP-Biophan License Agreement of February 24, 2005.

A copy of each of the settlement agreements is filed herewith.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of April 21, 2009, Travis Baugh resigned as a member of the Board of Directors of the Company.  A copy of Mr. Baugh’s letter of resignation is filed herewith.  The resignation was not due to any disagreement with the Company.  A copy of this current report was furnished to Mr. Baugh prior to its filing.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

10.1 Settlement agreement between Biophan Technologies Inc., Biophan Europe GmbH, Tomovation GmbH and Andreas Melzer as of 4 April / 7 April / 17 April 2009.
10.2 Settlement agreement between Biophan Technologies Inc. and aMRIs Patente Verwaltungs GmbH & Co. KG (AMP), AMRIS Patente GmbH (AMRIS), Tomovation GmbH and Michael Friebe as of 4 April / 7 April / 17 April 2009.
10.3 Addendum No 2 and Ratification to the AMP-Biophan License Agreement of February 24, 2005 as of 4 April / 7 April / 17 April 2009.
99.1 A copy of the notice of resignation submitted by Mr. Baugh to the Company, dated as of April 21, 2009.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPHAN TECHNOLOGIES, INC.

Dated: April 23, 2009	By:	/s/ John Lanzafame
Name: John Lanzafame Title: Chief Executive Officer